Exhibit 10.43

No. 3550052009c000003100

BANK OF COMMUNICATIONS CO., LTD. 200906

General Credit Contract

Important Notes

The applicant shall read the full contract carefully, especially those clauses with ▲ ▲ symbols. Please immediately ask the credit provider for interpretation in case of doubtful points.

Applicant: Fujian Province Baisha Fire Control Industrial Trading Co., Ltd

Legal representative (principal): Daqi Zhuang

Legal address:

Mail address:

Credit provider: Quanzhou Branch (Sub-branch), Bank of Communications, Co., Ltd.

Principal: Xiaodong Li

Mail address: #550 Fengze Street, Quanzhou City

Considering that the applicant applies to the Credit provider for general credit, the two parties have reached an agreement through friendly consultation to conclude the following contract in order to define the rights and obligations of both parties:

Article 1 Definition

In this contract, unless otherwise expressly agreed in this context, the following terms shall have the following meanings:

“General Credit”, the credit given by the provider of credit to the applicant involving the following more than one credit variety: RMB or foreign currency circulating funds loans, export tax rebate account pledge loans, opening bank acceptance order, opening import letters of credit, packing credit, inward documentary bills, inward collection financing, import outward remittance financing, outward documentary bills, export invoice financing, export collection financing, opening security letters or other credit varieties authorized by the provider of credit.

“General credit limit” refers to the maximum of credit balance hereunder given by the provider of credit to the applicant.

“Classified limit” refers to the maximum of a certain type of credit balance given by the provider of credit to the applicant.

“Credit balance” refers to the principal sum of all the debts incurred to the applicant due to the usage of the credit limit hereunder have not yet been paid off to the provider of credit; wherein, under the terms of opening bank’s acceptance bill / letters of credit / security letter, it refers to sum of the following two values: the sum of the value of valid bank’s acceptance bill / letter of credit / security letter which have been opened by the provider of credit according to this contract, and the sum of the value which has been advanced by the provider of credit when opening bank’s acceptance bill / credit letter / security letter according to this contract and have not been paid off by the applicant.

“Classified credit balance” refers to the principal sum of all the debt incurred to the applicant due to the usage of a certain type of limit hereunder have not been paid off yet.

“Balance of limit” refers to the value which is generated when general credit limit is deducted by credit balance.

“Classified limit balance” refers to the value which is generated when classified limit is deducted by classified credit balance.

“Credit period” refers to the period provided by the provider of credit under this contract for the applicant. It is credit occurrence period rather than performance deadline. The credit performance deadline hereunder shall be defined by the two parties in corresponding “Application of Credit Limit Use”. The credit period hereunder is from December 7, 2009 to November 26, 2010.

“Credit limit” refers to general credit limit and/or classified limit.

“Export tax rebate account pledge loans” refers to floating capital loan provided by the credit provider to the applicant with export tax rebate receivables as repayment guarantee on the premise of export tax rebate account of trusteeship applicant,

“Inward documentary bills” refers to the short-term financing provided by credit provider to the applicant at his written application for making payment for goods under import letter of credit; the applicant shall repay principal and interest according to agreed interest rate and deadline.

“Inward collection financing” refers to, in the mode of import collection D/P, the short-term financing provided by credit provider to the applicant at his written application after credit provider as the collecting bank informs the applicant of foreign payment retire documents, for the applicant to make foreign payment; the applicant shall repay principal and interest according to agreed interest rate and deadline.

“Import outward remittance financing” refers to the financing delivered by the credit provider on the written application of the applicant when the applicant authorizes the credit provider to make payment for goods by T/T after the imported goods arrive at the port. It is used specially for import outward remittance payment for goods and the applicant shall repay principal and interest according to agreed interest rate and deadline.

“Outward documentary bills” refers to that the applicant submits letter of credit and all documents hereunder to the credit provider and applies for financing; the credit provider provides the applicant with short-term financing after approval and the applicant shall repay principal and interest according to agreed interest rate and deadline.

“Export collection financing” refers to the short-term financing provided by credit provider to the applicant at his application under the export collection business that the applicant entrusts the credit provider to handle; the applicant shall repay principal and interest according to agreed interest rate and deadline.

“Export invoice financing” refers to that the credit provider provides the applicant with a certain proportion of short-term financing on the basis of invoices and other export licenses provided by the applicant when the applicant do export trade by T/T; the applicant shall repay principal and interest according to agreed interest rate and deadline.

Article 2 Credit Limit

2.1 The general credit limit is RMB 4000 (unit: ¥10,000) Yuan.

2.2 The limit agreed in the above paragraph could be used for the following credit varieties ticked with “✓”:

☐ Floating capital loan in Renminbi	☐ Floating capital loan in foreign currency

☐ Export tax rebate account pledge loans	☐ Opening bank acceptance order

☐ Opening security letter	☐ Opening import letters of credit

☐ Inward documentary bills	☐ Import collection financing

☐ Import outward remittance financing	☐ Packing loans

☐ Outward documentary bills	☐ Export invoice financing

☐ Export collection financing

The specific information of classified limits in the limit is:

Credit variety	Currency	Amount in words
Liquidity loan	RMB	seventeen million
Bank acceptance	RMB	forty million

2.3 The classified limit agreed in Paragraph 2.2 is the maximum of corresponding type of credit balance. Credit of any variety is confined by both the classified limit (applicable to those credit varieties with classified limit agreed in Paragraph 2.2) and the general credit limit.

Article 3 Prerequisite for use of credit limit

3.1 Common prerequisites for usage of credit limit:

(1) Credit balance does not exceed the amount of general credit limit and the classified credit balance does not exceed the corresponding amount of classified limit;

(2) Credit amount to be used does not the balance of limit and classified limit balance;

(3) The use application is filed within the credit period;

(4) Contract of guaranty (if any) under this Contract has come into effect and remains effective; real right for security hereunder has been set up and remains effective in case the contract of guaranty is a pledge/mortgage contract;

(5) The applicant has gone through license, approval, registration and other formalities with the government legally required in using credit limit and by credit provider, and the formalities shall remain effective;

(6) The use application is in line with requirements of relevant rules and regulations of the credit provider;

(7) Operation and financial situation of the applicant has no major adverse change;

(8) The applicant does not violate the agreement of this Contract;

(9) The use application is in line with the prerequisites for use of corresponding classified limit agreed in this Article;

(10) The risk exposure is no higher than ¥2,000,000;

3.2 Prerequisites for usage of floating capital loan limit (Renminbi and foreign currency):

(1) Loan purpose is limited to liquidity loan;

(2) The term of loan is no longer than 12 ☐ month(s) ☐ day(s) and the maturity date shall be no later than May 26, 2011;

(3)

3.3 Prerequisites for usage of export tax rebate account pledge loan limit:

(1) The applicant has opened a special account of export tax rebate (Account No.             ) and this account shall remain under actual trusteeship of the credit provider;

(2) The application of the applicant for export tax rebate has been approved by state taxation, foreign trade and economic authorities;

(3) Provide the text of tax rebate materials of local taxation authority of the place of the applicant in the first application for use;

(4) Provide when filling application the application form of export tax rebate and schedule of export tax rebate materials of the time examined by foreign trade and economic authority in the place of the applicant;

(5) Loan purpose is limited to                        ;

(6) The amount of loan shall not exceed        % of the corresponding applied tax rebate;

(7) The term of loan is no longer than          ☐  months     ☐  days and the maturity date shall be no later than             ;

(8)                                      ;

3.4 Prerequisites for usage of the limit for opening bank’s acceptance bill:

(1) Guarantee money has been deposited according to 50% of the face amount of bill applied or a deposit receipt of the equal amount in Bank of Communications is provided for being pledged;

(2) The applicant has provided documents to prove true and legal commodity transaction in his application, which is accepted by the credit provider;

(3) Handling fees have been paid according to rules of the credit provider;

(4) The term of the bill under the application shall be no longer than six months and the due date shall be no later than May 26, 2011;

(5) The fee of risk exposure shall be no lower than 4%;

3.5 Prerequisites for usage of the limit for opening import letter of credit:

(1) The applicant has gone through all formalities of import and foreign exchange management needed for opening import letter of credit, including bur not limited to import license, import quota, etc., and the aforesaid formalities shall remain effective;

(2) The applied letter of credit is not a standby letter of credit;

(3) Commodities under the applied letter of credit are limited to                 ;

(4) The applicant has provided import contract and other documents to prove true and legal trade under the application;

(5) For opening sight letter of credit, guarantee money of no less than     % of the amount of the applied letter of credit has been deposited; For opening usance letter of credit, the applicant has deposited guarantee money of no less than     % of the amount of the applied letter of credit and the account of guarantee is No.                ; Or the applicant has provided a deposit receipt of Bank of Communications respectively according to the aforesaid proportions being pledged;

(6) Handling fees for opening letter of credit have been paid according to rules of the credit provider;

(7)                                     ;

3.6 Prerequisites for usage of the limit for packing loans;

(1) The term of the applied loan is no longer than           ☐months ☐days and the maturity date shall be no later than             ;

(2) The amount of the applied loan shall not exceed     % of the amount of the submitted letter of credit;

(3) Exported commodities under the letter of credit are limited to                    ;

(4) The applied loan is within the validity period of the submitted letter of credit;

(5) The corresponding letter of credit of the applied loan shall meet the following conditions:

a. The issuing bank shall be correspondent bank of the credit provider;

b. The letter of credit is irrevocable documentary letter of credit;

c. The beneficiary under letter of credit shall be entirely correspondent with the name and address of the applicant;

d. The letter of credit has no restricted negotiation or other adverse soft clauses for the credit provider to collect foreign exchange;

(6)                                     ;

3.7 Prerequisites for usage of the limit for inward documentary bills:

(1) The currency of documentary bills is limited to                 ;

(2) The amount of the applied documentary bills shall not exceed         % of the amount of corresponding letter of credit;

(3) The term of applied documentary bills is no longer than        ☐  months     ☐  days and the maturity date shall be no later than                 ;

(4) The commodities under the corresponding letter of credit of the documentary bills are limited to             ;

(5) The corresponding letter of credit of documentary bills is sight/usance letter of credit issued by the credit provider;

(6)                                     ;

3.8 Prerequisites for usage of the limit for import collection financing:

(1) The currency of financing is limited to             ;

(2) The amount of financing shall not exceed         % of the amount of corresponding collection invoice;

(3) The financing period shall be no longer than              ☐months ☐days and the due date shall be no later than             ;

(4)                                         ;

3.9 Prerequisites for usage of the limit for import outward remittance financing:

(1) The currency of financing is limited to             ;

(2) The amount of applied financing shall not exceed         % of the amount of corresponding invoice;

(3) The financing period shall be no longer than             ☐months ☐days and the due date shall be no later than             ;

(4)                                         ;

3.10 Prerequisites for usage of the limit for outward documentary bills:

(1) The currency of documentary bills is limited to                     ;

(2) The amount of the applied documentary bills shall not exceed         % of the amount of corresponding letter of credit;

(3) The term of applied documentary bills is no longer than              ☐  months     ☐  days and the maturity date shall be no later than             ;

(4) The applicant has submitted to the negotiating bank letter of credit, all its modified original copies (if any) and all documents under the letter of credit;

(5) The corresponding letter of credit of documentary bills shall meet the following conditions:

a. The commodities are limited to             ;

b. The applicant is limited to                 ;

c. The issuing bank shall be correspondent bank of the credit provider;

d. The letter of credit is free use letter of credit, or a letter of credit designating the credit provider to use, or other letter of credit accepted by the credit provider, with no adverse soft clauses for collection of foreign exchange;

e. The validity period of the letter of credit shall not exceed         ☐  months ☐  days;

f. The documents and letter of credit are in consistence, or the credit provider agrees to accept the inconsistence in the documents after examination;

(6)                                         ;

3.11 Prerequisites for usage of the limit for export collection financing:

(1) The currency of financing is limited to             ;

(2) The amount of applied financing shall not exceed      % of the amount of corresponding collection;

(3) The accumulated financing balance involving the same importer shall not exceed      % of classified limit;

(4) The applied financing period shall be no longer than            ☐months ☐days and the due date shall be no later than             ;

(5) The corresponding collection variety of financing is limited to            ; commodities under the collection are limited to            ; the importer under the collection is limited to            ; the credit period under the collection shall not exceed            ☐months ☐days;

(6) The applicant has submitted to the credit provider original copies of all documents under export collection and export contract, and the documents under collection are in consistency with main contents of the export contract and the documents are in consistency;

(7)                                                      ;

3.12 Prerequisites for usage of the limit for export invoice financing:

(1) The currency of financing is limited to            ;

(2) The amount of applied financing shall not exceed      % of the amount of corresponding invoice;

(3) The accumulated financing balance involving the same importer shall not exceed      % of classified limit;

(4) The applied financing period shall be no longer than            ☐months ☐days and the due date shall be no later than                 ;

(5) The corresponding commodities under the export invoice are limited to            ; the importer is limited to            ; the credit period shall not exceed                ☐months ☐days;

(6) The applicant has submitted to the credit provider export contract, export invoice, duplicate of shipping documents and other documents required by the credit provider;

(7) The applicant has specified in the export contract or in the invoice issued by the applicant to the importer: the importer shall remit the money to designated account of the applicant opened with the credit provider;

(8) The documents under the export invoice are in consistency with main contents of the export contract and the documents are in consistency;

(9)                                                          ;

3.13 Prerequisites for usage of the limit for opening security letter:

(1) The type of security letter is limited to                    ☐  Letter of guarantee ☐  Standby letter of credit; the currency is limited to                ; the validity period shall not exceed  ☐   months ☐  days;

(2) The applicant has provided documents to prove true and legal basic transactions under the application, which is accepted by the credit provider;

(3) It has been approved by relevant authorities in case opening security letter requires examination of relevant state authorities;

(4) Guarantee money has been deposited according to         % of the amount of applied security letter, or a deposit receipt of the equal amount in Bank of Communications is provided for being pledged;

(5) Handling fees are paid according to rules of the credit provider;

(6)                                     ;

Article 4 Use of Credit Limit

▲ ▲ 4.1 Credit limit is the maximum amount of credit balance that the credit provider could provide hereunder for the applicant. Signing of this contract does not indicate that the credit provider shall provide credit actually according to the limit. In case the applicant needs to use the credit limit, he shall file application with the credit provider according to the formats of various “Application of Limit Use” hereunder and use it after approved by the credit provider.

4.2 In case the credit provider approves the limit use application of the applicant, the credit variety, currency, amount, purpose, term and interest rate shall be subject to the contents of “Application of Limit Use” signed by the credit provider.

4.3 The use condition of credit limit shall be subject to the files, vouchers and documents reserved by the credit provider in performance of the contract.

4.4 In case the currency recorded in “Application of Limit Use” is not in consistency with that of credit limit hereunder, it shall be only used for calculation of credit limit or classified credit limit, and converted on the basis of exchange rate published by Bank of Communications in the beginning of each day.

4.5 After the applicant becomes a shareholder of guarantor or “actual controller” defined in “Company Law”, the credit limit has the right to suspend or cancel the limit not yet used by the applicant before the guarantor provides a resolution accepted by the credit provider that the Board of Shareholders (General meeting of shareholders) agrees to provide guarantee for the applicant.

Article 5 Representation and Warranties of the Applicant

5.1 The applicant is established and survive legitimately, has all necessary capacity for rights and could perform obligations in this contract and bear civil liability on its own behalf.

5.2 Singing and performance of this Contract are true declaration of intention of the applicant, and have all necessary consent, approval and authority, with no defect in law.

5.3 All documents, statements, materials and information provided by the applicant to the credit provider in the process of signing and performance of the Contract are true, accurate, complete and effective, and the applicant conceals no information that might influence its financial situation and repayment capacity from the credit provider.

5.4 The applicant is not a shareholder of guarantor or “actual controller” defined in “Company Law” when signing the contract, and has no plan to become a shareholder or actual controller of the guarantor.

Article 6 Obligations of the Applicant

6.1 The applicant shall obtain all approvals, examination and approval, reports, records or registration necessary for performing this contract or “Application of Limit Use”.

6.2 The applicant shall use the credit limit as agreed in the Contract, use obtained credit according to purpose agreed in this Contract and corresponding “Application of Limit Use” and shall not use it for other purpose.

6.3 The applicant shall fulfill the obligation in full amount on schedule according to this Contract and corresponding “Application of Limit Use”.

Unless otherwise agreed in this Contract or corresponding “Application of Limit Use”, the applicant shall not fulfill the obligation in advance without written approval of the credit provider.

6.4 The applicant shall bear expenses under this Contract and “Application of Limit Use”, including but not limited to notarial fee, appraisal fee, survey fee, registration fee and etc.

6.5 The applicant shall follow business system and working rules of the credit provider and related to credit business, including but not limited to cooperating with the credit provider in supervision and examination of state of operation of the applicant, promptly providing all financial statements, other materials and information required by the credit provider and guaranteeing the trueness, completeness and accuracy of the provided documents, materials and information.

6.6 In case any of the following occurs, the applicant shall inform the credit provider in writing at least thirty days in advance, and shall not take any measure before paying off principals and interest of all debts hereunder or providing a settlement proposal accepted by the credit provider.

(1)	Sell, donate, lease, lend, transfer, mortgage, pledge all or most of assets or important assets or handle them in other forms;

(2)	The management system or property right organization may have major changes, including but not limited to contracting, leasing, joint operation, corporate restructuring, shareholding cooperative system transformation, corporate selling, merger (acquisition), joint venture (cooperation), separation, establishing subsidiary, property right transfer, capital reduction and etc.

6.7 The applicant shall inform the credit provider in writing within seven days after one of the following events occur or might occur:

(1)	Modifying the articles of association, changing corporate name, legal representative (principal), domicile, mail address, business scope and other items of industrial and commercial registration, or making a decision with significant influence on finance or personnel matters;

(2)	The applicant or guarantor is to file for bankruptcy, or may be or might have been filed for bankruptcy by creditor;

(3)	It is involved in major litigation, arbitration or administrative measures, or main assets or guaranty is in custody of property preservation or other enforcement measures are taken;

(4)	Provide a guaranty for a third party, which has significant adverse effects on its financial status or capacity of fulfilling obligations hereunder;

(5)	Sign a contract which has significant effects on its operation and financial status;

(6)	The applicant or guarantor suspends production, goes out of business, is dismissed, suspended for rectification or revoked or the corporate business license is revoked;

(7)	The applicant, legal representative (principal) or main management personnel of the applicant is involved in law-breaking activities or violate applicable rules of the exchange;

(8)	Severe difficulties occur in operation, financial degeneration, or other matters occur with adverse effects on normal operation, financial status or debt repayment capacity of the applicant;

(9)	Related transaction occurs, and the amount of transaction reaches or exceeds 10% of net assets audited recently;

(10)	The applicant becomes or might become a shareholder of the guarantee or “actual controller” defined in “Company Law” before paying off all debts hereunder.

6.8 In case adverse changes for creditor’s rights of the credit provider occur to guarantee hereunder, the applicant shall promptly provide other guarantee accepted by the credit provider according to requirements of the credit provider.

“Changes” referred to in this Paragraph includes but not limits to that the guarantor is merged, divided, shut down, closed, dismissed, suspended for rectification, canceled, or the corporate business license is revoked; the guarantor files or being filed bankruptcy; major changes occur to operation and financial status of the guarantor; the guarantor is involved in major litigation, arbitration or administrative measures, or main assets or guaranty is in custody of property preservation or other enforcement measures are taken; the guarantor, legal representative (principal) or main management personnel of the guarantor is involved in law-breaking activities or violate applicable rules of the exchange; the guarantor as an individual is missing or dies (declared dead); the guarantor has violating behaviors hereunder; the guarantor has disputes with the applicant; the guarantor requires to terminate the guaranty contract; the guaranty contract is not yet effective, or is invalid or revoked; the real right for security is not established or is invalid; other matters that may influence creditor’s right safety of the credit provider and so on.

Article 7 Other Terms Agreed

Loan withdrawal mode: Bank acceptance bill, account settlement; loan withdrawal amount: ¥30,000,000 per quarter.

Article 8 Early Maturity

8.1 Any of the following matters shall constitute “early maturity event” referred to hereunder:

(1)	Representation of the applicant in this contract or any of “Application of Limit Use” is not true;

(2)	The applicant violate agreement in this contract or any of “Application of Limit Use”;

(3)	Any of the events listed in Paragraph 6.7 that shall be informed actually occurs, and the credit provider believes that it will affect the security of the creditor’s rights;

(4)	The applicant had delayed performance and other violations in performing other contracts between the applicant and the credit provider, and did not correct it after being urged by the credit provider;

8.2 In case early maturity event occurs, the credit provider has the right to:

(1)	Lower, suspend or cancel the credit limit hereunder;

(2)	Declare maturity of all or part of the debts of the applicant hereunder, and required the applicant to promptly repay the due principal and interest; in case opening bank acceptance bill, letter of credit, security letter and other credit varieties are involved, the applicant shall promptly supplement security deposit until the amount of security deposit reaches the amount of bank acceptance bill, letter of credit or security letter issued by the credit provider according to “Application of Limit Use” and which is unpaid;

Article 9 Breach of Contract

9.1 In case the applicant fails to pay off the principal or interest of debts in full amount and on schedule, default interest and compound interest shall be charged for the unpaid amount on the basis of overdue default interest rate from the following day of the expiration date of the performance period (from the date when the credit provider make advances for businesses of bank acceptance bill/letter of credit/security letter). In case the applicant fails to use the obtained credit according to the purpose agreed in this Contract or “Application of Limit Use”, default interest and compound interest shall be charged for the appropriation on the basis of default interest rate for appropriation.

In case the debt currency is Renminbi, the default interest rates for overdue amount and appropriation are the interest rates recorded in “Application of Limit Use” respectively increased by 50% and 100%; the interest rate for advances in businesses of bank acceptance bill shall be subject to “Application of Limit Use”; the interest rate for advances in security letter business shall be                 . In case the debt currency is foreign currency, the default interest rate shall be increased by         % on the basis of the rate agreed in “Application of Limit Use”; the interest rate for advances in business of import letter of credit shall be             ; the interest rate for advances in business of security letter shall be                 .

Expiration date of performance period is referred to any of the following: payment due date, maturity date and interest date.

9.2 In case the applicant violates the contract, the applicant shall bear reminder fee, litigation cost ( or arbitration fee), preservation fee, announcement charge, execution fee, counsel fee, travel charge and other fees paid by the credit provider for realizing debtor’s rights.

9.3 In case the applicant evades supervision of the credit provider, falls behind with debt principal and interest, evades repaying debts intentionally or has other behaviors, the creditor has the right to report these behaviors to relevant units and make them public in news media;

Article 10 Deduction Agreement

10.1 The applicant authorizes the credit provider the right to withhold capital in any account of the applicant opened in Bank of Communications for paying off debts in case of due debt principal, interest, default interest compound interest and other fees.

10.2 After withholding, the credit provider shall inform the applicant of account number, contract number involved, number of “Application of Limit Use”, number of loan note or other bank order, withheld amount and the left amount of debt.

10.3 In case the withheld capital is insufficient for paying off all debts of the applicant, it shall be first used for compensating matured liability unpaid; in case the overdue time of principal and interest is no longer than 90 days, the balance after compensation shall be first used for compensating due interest, default interest or compound interest unpaid and then for due principal unpaid; in case the overdue time of principal or interest is over 90 days, the balance after compensation shall be first used for compensating due principal unpaid and then for due interest, default interest or compound interest unpaid.

In case the debt is advances for acceptance bill, letter of credit or security letter and the withheld capital is insufficient for paying off all debts, it shall be first used for compensating due fees unpaid; he balance after compensation shall be first used for compensating due principal unpaid and then for due interest unpaid.

10.4 In case the currency of withheld capital is not in consistency with that of debts needing compensation, the capital shall be converted to the amount for debt compensation on the basis of the exchange rate published by Bank of Communications when withholding the capital.

Article 11 Settlement of Disputes

Disputes hereunder shall be brought to a competent court in the place of the credit provider; the parties shall continue to perform terms not involved in the disputes in the period of dispute settlement.

Article 12 Application of Limit Use

The format of “Application of Limit Use” signed by both parties hereunder, “Application of Limit Use” and its appendix signed by both parties in performance of the contract are integral parts of this contract. The “Application of Limit Use” shall prevail in case contents of “Application of Limit Use” are not in consistency with the contract. Matters not agreed in “Application of Limit Use” shall be subject to this contract.

Article 13 Other terms

13.1 This contract shall come into effect after it is signed (or stamped) by legal representative (principal) or authorized representative of the applicant and principal or authorized representative of the credit provider and affixed with official seals of the two parties.

13.2 The contract bears THREE copies, the two parties of the contract and the guarantor each hold one.

(Body of the Contract ends)

The applicant has read through the above terms and the credit provider has made corresponding explanations as required by the applicant; the applicant has no objection to all the contents.

Applicant (official seal):	Credit provider (official seal):
/s/ Fujian Province Baisha Fire Control Industrial Trading Co., Ltd	/s/ Quanzhou Branch (Sub-branch), Bank of Communications, Co., Ltd.

Legal representative (principal) or authorized representative (signature or seal):	Principal or authorized representative (signature or seal):

/s/ Daqi Zhuang	Date of signature: December 7, 2009

Date of signature: December 7, 2009